UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2006

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 7, 2006, Prudential Financial, Inc., a New Jersey corporation (the “Company”), issued a news release announcing the offering of $2.0 billion aggregate principal amount of convertible senior notes due 2036 pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company has granted the initial purchasers of the convertible notes an overallotment option to purchase up to an additional $300 million aggregate principal amount of the convertible notes.

The purposes of the offering of the convertible notes are: (i) to purchase an investment grade fixed income investment portfolio and (ii) general corporate purposes. In connection with the offering, the Company anticipates purchasing under its existing share repurchase authorization up to $205 million of its Common Stock. The Company anticipates that substantially all of those repurchases will be from the purchasers of the convertible notes.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.0	News release of the Company, dated December 7, 2006, announcing the offering of $2.0 billion aggregate principal amount of convertible senior notes due 2036 pursuant to Rule 144A under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2006

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Stephen W. Gauster
Name:	Stephen W. Gauster
Title:	Assistant Secretary

Exhibit Index

Exhibit No.	Description
99.0	News release of the Company, dated December 7, 2006, announcing the offering of $2.0 billion aggregate principal amount of convertible senior notes due 2036 pursuant to Rule 144A under the Securities Act.